THE BANK OF NEW
YORK
 NEW YORKS FIRST BANK - FOUNDED 1784 BY
ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK, N.Y. 10286
AMERICAN DEPOSITARY RECEIPTS

December 21, 2005

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares evidenced
by the American Depositary Receipts
each representing ten Ordinary Shares of Striker Resources
 (Form F-6 File No. 82-3585)



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name to North Australian Diamonds Limited of ten ordinary shares represented by one American
Depositary Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised name change for Striker
Resources.

The Prospectus has been revised to reflect the new name from Striker Resources to North
Australian Diamonds Limited.

 EFFECTIVE August 23 2005, THE
COMPANYS NAME HAS CHANGED
FROM STRIKER RESOURCES TO
NORTH AUSTRALIAN DIAMONDS
LIMITED

Please contact me with any questions or
comments at 212 815-2278


Violet Pagan
Assistant Vice President
The Bank of New York - ADR Division



Encl.

CC: Paul Dudek, Esq. (Office of International
Corporate Finance)



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